Exhibit 99.1

PerkinElmer, Inc. 940 Winter Street Waltham, MA 02451 USA	Phone 781-663-6900 Fax 781-663-6900 www.perkinelmer.com

FOR IMMEDIATE RELEASE

April 29, 2009

PerkinElmer Announces New Chief Financial Officer

Frank A. “Andy” Wilson Brings Strong Financial and Operational Expertise

WALTHAM, Mass. PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and their environment, today announced the appointment of Frank A. “Andy” Wilson as senior vice president, chief financial officer, and chief accounting officer for the Company. In this role, Wilson will have overall leadership responsibility for the strategy and operations for all of the Company’s finance and control functions. He will assume his new role on May 18.

“Andy brings to PerkinElmer over 20 years of expertise in developing effective financial and business strategies for driving financial performance,” commented Robert Friel, the Company’s chairman and CEO. “His experience in the medical and environmental industries combined with his strong strategic skills and general management experience will be a significant asset to PerkinElmer.”

Prior to joining PerkinElmer, Wilson was the corporate vice president of investor relations at Danaher Corporation, a leading manufacturer of professional instrumentation, medical and industrial technologies and tools and components. While at Danaher, he held key financial and business management roles. Wilson joined Danaher in 1997, after several years with AlliedSignal, Inc. (now Honeywell International, Inc.) where he served as chief financial officer for one of its businesses. His prior experience includes five years with PepsiCo Inc. in financial leadership and controllership positions and five years with KPMG Peat Marwick.

Wilson received his Bachelors Degree in accounting from Baylor University and is a certified public accountant.

About PerkinElmer, Inc.

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2 billion in 2008, has around 8,500 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products decline or do not grow as anticipated; (2) global economic, political and other risks; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials, key components and supplies; (11) the manufacture and sale of products may expose us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with health care industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems or the failure to successfully implement new systems; (18) restrictions in our credit agreements; (19) our ability to realize the full value of our intangible assets; (20) significant fluctuations in our stock price; (21) dividends we pay on our stock could be reduced or eliminated in the future; and (22) other factors which we describe under the caption “Risk Factors” in our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Contacts:

Investor Relations:

PerkinElmer, Inc.

David C. Francisco, 781-663-5677

Media Relations:

PerkinElmer, Inc.

Stephanie Wasco, 781-663-5701

stephanie.wasco@perkinelmer.com

or

Porter Novelli

Kate Weiss, 617-897-8255

kweiss@porternovelli.com